EXHIBIT 31.1

CERTIFICATION

I, K. Earl Reynolds, Chief Executive Officer of Chaparral Energy, Inc., certify that:

1. I have reviewed this annual report on Form 10-K/A of Chaparral Energy, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018

By:	/s/ K. Earl Reynolds
K. Earl Reynolds
Chief Executive Officer